UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 1 232 2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	STE	New York Stock Exchange

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in response to Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2019, STERIS plc, a public limited company organized under the laws of England and Wales (“STERIS UK”), completed its previously announced redomiciliation pursuant to which STERIS plc, a public limited company organized under the laws of Ireland (“STERIS Ireland”), became the ultimate holding company of STERIS UK (the “Redomiciliation”). The Redomiciliation was completed pursuant to a court-approved scheme of arrangement under English law (the “Scheme”).

In connection with the Redomiciliation, on February 28, 2019 the shareholders of STERIS UK approved a special resolution authorizing a capital reduction of, and the creation of distributable profits for, STERIS Ireland through a reduction in the nominal value of its ordinary shares. To implement the approved proposal, STERIS Ireland authorized, subject to the confirmation of the High Court of Ireland, the creation of distributable profits within STERIS Ireland by reducing the nominal value from $75 to $0.001 per share and cancelling the associated company capital paid-up on each of the ordinary shares of STERIS Ireland issued (1) pursuant to the Scheme, and (2) following the effective time of the Scheme and up to 11:59 a.m. on the day immediately prior to the High Court confirmation hearing (the “Par Value Reduction”).

On May 2, 2019, the High Court of Ireland confirmed the creation of distributable profits of STERIS Ireland via the Par Value Reduction, such that the reserve resulting from the cancellation of paid-up company capital will be treated as distributable profits of STERIS Ireland, and made a related order (the “Order”). The Par Value Reduction took effect on May 3, 2019, upon the registration with the Irish Registrar of Companies of the Order and of an associated minute approved by the High Court with respect to the company capital of STERIS Ireland. In connection with the Par Value Reduction, the authorized share capital of STERIS Ireland was also amended to (a) 500,000,000 ordinary shares, $0.001 par value per share, (b) 50,000,000 preferred shares, $0.001 par value per share and (c) 25,000 deferred ordinary shares, €1.00 par value per share. The rights and obligations of the ordinary shares of STERIS Ireland otherwise remain unchanged.

The Memorandum and Articles of Association were amended with effect from May 3, 2019 to reflect the amendments to the authorized share capital, and such amended documents (marked to show changes) are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1*	STERIS plc Amended Memorandum and Articles of Association (marked to show changes)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

Dated: May 3, 2019	By	/s/ J. Adam Zangerle
	Name:	J. Adam Zangerle
	Title:	Senior Vice President, General Counsel and Secretary